Exhibit 10.3

BUSINESS CONSULTING AGREEMENT

THIS BUSINESS CONSULTING AGREEMENT, effective March 20, 2013, is entered into by Infinity Holdings, Ferrare Bldg. 6F, 1-24-15 Ebisu, Shibuya-ku, Tokyo 150-0013, Japan (herein called CONSULTANT) and Your Event, Inc., having his principal place of business at 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254 (herein called CLIENT).

ARTICLE I

BACKGROUND OF AGREEMENT

CONSULTANT represents that they are seeking business opportunities for the CLIENT, specifically sports memorabilia to sell in the U.S. (herein called BRAND). The CONSULTANT represents they have a business relationship in place with different people and business entities in order to help the CLIENT build their business operations in the U.S. CONSULTANT, for good and valuable consideration is prepared to help the CLIENT obtain rights, title and interest to market the BRAND, subject to certain terms and conditions. This includes without limitation: a) support towards obtaining licenses; b) provide necessary personnel to conduct business in the US; c) support product development and sales, and d) support financial management.

1.01 CLIENT wishes to acquire the rights of the BRAND for purposes of distributing and selling the BRAND to major U.S. sports teams via their channels of distribution both domestically and internationally, whereby the Brand is marketed and distributed by the CLIENT under the same brand name to third parties.

1.02 CLIENT wishes to acquire all rights, title and interest in all domestic sales and distribution with the major U.S. sports teams on an exclusive basis that relates to the BRAND and any rights obtained in the future by the CONSULTANT, including all improvements and DESIGN enhancements to the BRAND.

ARTICLE II
DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

2.00 CONFIDENTIAL INFORMATION is that information that is transmitted by

CONSULTANT and received by CLIENT that is considered by CONSULTANT to be CONFIDENTIAL and PROPRIETARY INFORMATION.

2.01 EFFECTIVE DATE shall be March 20, 2013.

2.02 BRAND means the sports memorabilia DESIGN printed on any product sold and distributed to a professional sports team, as well as sports memorabilia DESIGN used in marketing the product to the sports teams.

2.03 FIELD means, IMPROVEMENTS, DESIGNS, TRADEMARKS that may be issued in the future, PROPRIETARY INFORMATION, TRADE SECRETS, and the BRAND for purposes of using the BRAND on an exclusive basis with professional sports teams via their channels of distribution both domestically and internationally.

2.04 PRODUCTS or DESIGNS means any and all sports memorabilia products which fall within the FIELD and which are covered by, marked or are produced using a process or method covered by a claim of and IMPROVEMENTS, PROPRIETARY INFORMATION, DESIGNS, TRADE SECRETS, TECHNICAL and BRAND of CONSULTANT for purposes of commercially using the BRAND.

2.05 PROCESS AND BRAND means any and all process or proprietary Brand, DESIGN features or components which fall within the FIELD which were developed by the CONSULTANT or his affiliates and which are covered by, marked or are produced using a process or method covered by a claim of PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and BRAND of CONSULTANT for purposes of commercially utilizing the PRODUCT(S).

2.06 TERRITORY shall mean all professional sport leagues channels of distribution both domestically and internationally.

2.07 CLIENT means Your Event, Inc., a Nevada corporation.

2.08 CONSULTANT means Infinity Holdings.

2.09 PROPRIETARY INFORMATION means all information possessed by the CONSULTANT that is CONFIDENTIAL in nature and that the CONSULTANT has exclusive rights in and to. It includes TRADE SECRETS, TECHNICAL and BRAND information as related to the BRAND.

2.10 TECHNICAL information means all PROPRIETARY INFORMATION, TRADE SECRETS, DESIGNS, BRAND information contained in TRADEMARK(S) that may issue or TRADEMARK APPLICATION(S) and IMPROVEMENTS that is the exclusive property of CONSULTANT or their associates, developed or acquired as of the date of this agreement which would be useful in the making, using and selling of the PRODUCTS in the TERRITORY.

2.11 TRADE SECRET means any CONFIDENTIAL INFORMATION that is the personal property of CONSULTANT and in which they have an exclusive right.

ARTICLE III
THE DESIGNS AND BRAND

3.00 CONSULTANT, hereby grants to CLIENT, the IMPROVEMENTS, DESIGNS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and BRAND for the purpose of using sports memorabilia PRODUCTS and the DESIGNS and BRAND, for use in marketing and distribution sports memorabilia products to major league sports teams.

(a)                                           The Parties agree that any IMPROVEMENTS, design changes, modifications or developments of the BRAND, made by CONSULTANT shall be available to CLIENT in the TERRITORY at no additional cost. In the event CONSULTANT makes application for new TRADEMARKS or DESIGNS, the CLIENT shall have the right to use any newly developed product, design or Brand under this Agreement.

(b)                                           The Parties further agree that any IMPROVEMENTS, design changes, modifications or developments of the BRAND made by CLIENT or their CLIENT, which may be trademarked, may be made or used in the TERRITORY by the CLIENT. CLIENT shall promptly inform CONSULTANT of any such IMPROVEMENTS or of the filing of any trademark applications by CLIENT or their CLIENT. Any IMPROVEMENTS, design changes, modifications or developments of the BRAND by CLIENT or their CLIENT are construed to be a part of this Agreement and CLIENT shall be bound to all terms and conditions contained in this Agreement.

3.01 CONSULTANT further grants to CLIENT, to the extent of the FIELD and TERRITORY, a right to use any sports memorabilia TRADEMARK, by the CONSULTANT or their CLIENT, relating to the BRAND.

ARTICLE IV

Conditions Precedent to CLIENT’s Performance

4.00 Conditions. CLIENT’s obligations hereunder shall be subject to the satisfaction at or before the Effective Date of all the conditions set forth in this Article IV. CLIENT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CLIENT of any other condition of or any of CLIENT’s rights or remedies, at law or in equity, if CONSULTANT shall be in default of any of its representations, warranties or covenants under this Agreement.

4.01 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CONSULTANT in this Agreement or in any written statement that shall be delivered to CLIENT by CONSULTANT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

4.02 Performance. CONSULTANT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

4.03 Conditions Precedent by the CLIENT, before any payment(s) are made to the CONSULTANT the following must take place:

a) CLIENT concludes licensing agreement with a distributor;

b) CLIENT concludes fee structure agreement with distribution outlets;

c) CLIENT does not need to finance (i.e. payment terms will allow CLIENT to receive payment from distribution outlets before CLIENT pays third party for goods sold), and

ARTICLE V

Conditions Precedent to CONSULTANT’s Performance

5.00 Conditions. CONSULTANT’s obligations hereunder shall be subject to the satisfaction at or before the Effective Date of all the conditions set forth in this Article V. CONSULTANT may not waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CONSULTANT of any other condition of or any of CONSULTANT’s rights or remedies, at law or in equity, if CLIENT shall be in default of any of its representations, warranties or covenants under this Agreement.

5.01 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CLIENT in this Agreement or in any written statement that shall be delivered to CONSULTANT by CLIENT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.02 Performance. CLIENT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.03 Best Efforts. The CONSULTANT shall use their best efforts to help the CLIENT secure and obtain the rights to market and distribute the BRAND in the TERRITORY.

ARTICLE VI
PAYMENTS TO THE CONSULTANT

6.00 CLIENT shall, on the EFFECTIVE DATE, due on February __, 2013, agrees to pay to CONSULTANT, as consideration for the services and work provided:

a) One Hundred and Twenty Million (120,000,000) Japanese Yen in cash, which can be paid over a five (5) year period;

b) One (1) million shares will be issued to the CONSULTANT when the CLIENT completes equity financing from third parties.

c) The CONSULTANT has a stock option to purchase two (2) million restricted shares (exercise price of $1) at any time during the next five years; and

Once all payments are made, the CLIENT has exclusive distributorship of the items as authorized by applicable professional sport leagues and Sanrio.

ARTICLE VII
CONFIDENTIALITY

7.00 CONSULTANT, CLIENT, employees of both parties and Third Parties shall not disclose, by any method of communication, any PROPRIETARY INFORMATION, TRADE SECRETS, DESIGNS and BRAND INFORMATION or other CONFIDENTIAL INFORMATION.

ARTICLE VIII
PRIVATE LABELS

8.00 PRODUCTS used pursuant to this AGREEMENT, may be used under thesports memorabilia TRADEMARK(S) or DESIGNS based on the rights CLIENT holds.

8.01 The PRIVATE LABEL of the PRODUCT shall comply with the appropriate regulations of all governmental agencies of the country within the TERRITORY.

8.02 As long as this exclusive AGREEMENT or any modification or extension thereof remains in force and effect, CLIENT shall have the right to each such PRIVATE LABEL or trademark to be used exclusively by CLIENT on PRODUCT with the major league sports teams, provided the CLIENT has obtain such rights.

ARTICLE IX
REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

9.00 CONSULTANT SHALL DEFEND ANY INFRINGEMENT ON BEHALF OF CLIENT OR ANY OTHER PERSON FOR, OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON CLIENT OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH, OR RESULTING FROM:

(a)                   THE PRODUCTION, USE OR SALE OF ANY PRODUCT, OR THE PRACTICE OF ANY TRADEMARKS OR DESIGNS, IMPROVEMENTS; OR

(b)          ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

ARTICLE X
TERMINATION

10.00 This Agreement shall terminate if either party shall be:

(a)             in default of any obligation hereunder; or

(b)             shall be adjudged bankrupt; or shall become insolvent; or

(c)        shall make an assignment for the benefit of creditors;

10.01 The word "termination" and cognate words, such as "term" and "terminate", used in this agreement, are to read, except where the contrary is specifically indicated, as omitting from their effect, the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge for any cause of action or claim of CONSULTANT accrued or to accrue, because of any breach or default by CLIENT.

ARTICLE XI
LITIGATION

11.00 Each party shall notify the other party in writing of any suspected infringement(s) of any TRADEMARK(S) that may issue, TRADEMARK APPLICATIONS and IMPROVEMENTS, DESIGNS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and BRAND information, in the TERRITORY, and shall inform the other party of any evidence of such infringement(s).

11.01 CONSULTANT shall have the first right to institute suit for infringement(s) in the FIELD and in the TERRITORY. CLIENT agrees to join as a party plaintiff in any such lawsuit initiated by CONSULTANT, if requested by CONSULTANT, with all costs, attorney fees, and expenses to be paid by CONSULTANT. However, if CLIENT does not institute suit for infringement(s) within ninety (90) days of receipt of written notice from CLIENT of CONSULTANT’S desire to bring suit for infringement on its own behalf, then CLIENT may, at its own expense, bring suit or take any other appropriate action.

11.02 Either party may settle with an infringer without the prior approval of the other party if such settlement would not affect the rights of the other party under any TRADEMARK that may issue, IMPROVEMENTS, DESIGNS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and BRAND information.

ARTICLE XII
SEVERABILITY

12.00 The parties agree that if any part, term or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

12.01 In the event the legality of any provision of this agreement is brought into question because of a decision by a court of competent jurisdiction, either Party, by written notice to the other Party, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

ARTICLE XIII
NON-USE OF CONSULTANT'S NAME

13.00 In publicizing anything used under this Agreement, CLIENT shall not use the name of CONSULTANT or otherwise refer to any organization related to CONSULTANT, except with the written approval of CONSULTANT. CLIENT is authorized to make public the name of the CONSULTANT and describe the contractual relationship between the CONSULTANT with respect to its fully reporting requirements as a publicly traded company, whereby such disclosures are a requirement of the Securities Act of 1933 or 1934.

ARTICLE XIV
WAIVER, INTEGRATION, ALTERATION

14.00 The waiver of a breach hereunder may be affected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach. APPLICATIONS and IMPROVEMENTS, DESIGNS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and BRAND information.

14.02 A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in this Section.

ARTICLE XV
APPLICABLE LAW

15.00 This Agreement shall be constructed in accordance with the substantive laws of the State of Nevada.

15.01 The language under which this Agreement shall be interpreted, arbitrated or litigated shall be English.

ARTICLE XVI
NOTICES UNDER THE AGREEMENT

CONSULTANT:

Infinity Holdings, Inc.

Ferrare Bldg. 6F

1-24-15 Ebisu, Shibuya-ku

Tokyo 150-0013

Japan

CLIENT:

Your Event, Inc.

1601 Pacific Coast Highway Suite 250,

Hermosa Beach, CA 90254

or any other addresses of which either party shall notify the other party in writing.

ARTICLE XVII

Counterparts and Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile or PDF signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers and/or as an individual on the respective dates and at the respective places hereinafter set forth.

CONSULTANT:

Infinity Holdings, Inc.

By: /s/ Tetsuya Imamura

Name: Tetsuya Imamura

President

CLIENT:

Your Event, Inc.

By: /s/ Masatoshi Suga

Name: Masatoshi Suga

VP, CFO, Secretary